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                                                                    EXHIBIT 23.7

               [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to the inclusion of our letters dated February 9, 2001, and July 11, 2001, to Westport Resources Corporation regarding our estimate of reserves, future production and income attributable to certain leasehold and royalty interests of Westport Resources Corporation as of January 1, 2001, and June 30, 2001, respectively, in this Amendment No. 1 to Registration Statement on Form S-4 (the "Registration Statement") of Belco Oil & Gas Corp., to all references to Netherland, Sewell & Associates, Inc. and/or reports prepared by Netherland, Sewell & Associates, Inc. in this Registration Statement and to the reference to our firm as experts in the Registration Statement.





                                          NETHERLAND, SEWELL & ASSOCIATES, INC.


                                          By:  /s/ FREDERIC D. SEWELL
                                               --------------------------
                                               Frederic D. Sewell
                                               President


Dallas, Texas
July 20, 2001